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                                  Exhibit 23.2

                       Consent of Deloitte & Touche LLP






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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-306913 of SGV Bancorp, Inc. on Form S-8 of our report dated August 29, 1997, appearing in the Annual Report on Form 10-K of SGV Bancorp, Inc. for the year ended June 30, 1997.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP


Costa Mesa, California
August 31, 1998